EXHIBIT 23.2

                          Independent Auditors' Consent


The Board of Directors
Sovereign Bancorp, Inc.
(Successors of First State Financial Services, Inc.):

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333-05309, Form S-3 No. 33-46870, Form S-3 No. 333-74743
and Form S-3 No. 333-09113) of Sovereign Bancorp, Inc. and in the related prospectus of our report dated November 26, 1996 relating to the consolidated statements of operations, stockholders' equity and cash flows of First State Financial Services, Inc. for the year ended September 30, 1996, which report appears in the amendment to the 1998 Annual Report on Form 10-K/A of Sovereign Bancorp, Inc.


                                                            /s/ KPMG LLP

Short Hills, New Jersey
May 25, 1999